UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2021

BTCS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40792	90-1096644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9466 Georgia Avenue #124, Silver Spring, MD 20910

(Address of Principal Executive Offices, and Zip Code)

(202) 430-6576

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BTCS	The Nasdaq Stock Market (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2021, BTCS Inc. (the “Company”) appointed Michael Prevoznik as Chief Financial Officer of the Company, effective as of December 1, 2021. Mr. Prevoznik, age 32, has worked for PricewaterhouseCoopers LLP for over nine years prior to joining BTCS, specializing in investment company audits for leading asset managers in the financial services industry. Michael is a Certified Public Accountant licensed in the state of Pennsylvania. He received a B.S. in Business Administration as well as a Master of Accountancy from the Grossman School of Business at the University of Vermont.

Mr. Prevoznik will receive a salary of $175,000 per year and will be eligible for a performance bonus in an amount and with milestones to be determined by the Board of Directors and the Compensation Committee with the target bonus being one half to two times his then base salary. Additionally, the Company will grant Mr. Prevoznik restricted stock units (“RSUs”) to purchase an aggregate dollar value equal to $175,000 based on the closing stock price as of December 1, 2021. The RSUs shall vest as follows: (i) one fifth on December 1, 2022 and (ii) the remaining in 48 equal (monthly) increments, with each vesting tranche being subject to continued employment on such applicable vesting date.

Mr. Prevoznik was not appointed pursuant to any arrangement or understanding with any person, and Mr. Prevoznik does not have any family relationships with any directors or executive officers of the Company. Neither Prevoznik nor any of his immediate family has been a party to any transaction with the Company during the Company’s last two fiscal years, nor is any such transaction currently proposed, that would be reportable under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On December 1, 2021, the Company issued a press release announcing the appointment of Michael Prevoznik as the Chief Financial Officer.

A copy of the press release is furnished as Exhibit 99.1 to this report. The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the Company under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

99.1	BTCS Inc. Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTCS INC.

Date: December 1, 2021	By:	/s/ Charles W. Allen
	Name:	Charles W. Allen
	Title:	Chief Executive Officer